Exhibit (a)(1)(D)
Offer To Purchase
All Outstanding Shares of Common Stock
of
INTEVAC, INC.
a Delaware corporation
at
$4.00 per share, payable in cash
Pursuant to the Offer to Purchase dated March 3, 2025
by
IRVINE ACQUISITION HOLDINGS, INC.
a wholly owned subsidiary of
SEAGATE TECHNOLOGY HOLDINGS PUBLIC LIMITED COMPANY
THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE ONE MINUTE AFTER 11:59 P.M.,
EASTERN TIME, ON MARCH 28, 2025, UNLESS THE OFFER IS EXTENDED OR EARLIER
TERMINATED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”).
March 3, 2025
To Our Clients:
Enclosed for your consideration are the Offer to Purchase, dated March 3, 2025 (which we refer to as the “Offer to Purchase”), and the related Letter of Transmittal (which we refer to as the “Letter of Transmittal” and which, together with the Offer to Purchase, as each may be amended or supplemented from time to time, constitute, and we refer to as, the “Offer”) in connection with the offer by Irvine Acquisition Holdings, Inc., a Delaware corporation (which we refer to as “Purchaser”) and an indirect wholly owned subsidiary of Seagate Technology Holdings plc, an Irish public limited company (which we refer to as “Seagate”), to purchase, subject to certain conditions, including the satisfaction of the Minimum Condition, as defined in the Offer to Purchase, any and all of the issued and outstanding shares of the common stock, par value $0.001 per share (which we refer to as the “Shares”), of Intevac, Inc., a Delaware corporation (which we refer to as “Intevac”), at a price per Share of $4.00, payable in cash (which we refer to as the “Offer Consideration”), without interest and subject to reduction for any applicable withholding taxes, pursuant to the terms and subject to the conditions of the Offer. Also enclosed is Intevac’s Solicitation/Recommendation Statement on Schedule 14D-9.
THE BOARD OF DIRECTORS OF INTEVAC HAS RECOMMENDED THAT STOCKHOLDERS TENDER ALL OF THEIR SHARES TO PURCHASER PURSUANT TO THE OFFER.
We or our nominees are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.
We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the enclosed Offer to Purchase and the Letter of Transmittal.
Please note carefully the following:
1.	The consideration in the Offer is $4.00 per Share, payable in cash, upon the terms and subject to the conditions of the Offer.
2.	The Offer is being made for all outstanding Shares.
3.
The Offer is being made in connection with the Agreement and Plan of Merger, dated as of February 13, 2025 (which, together with any amendments or supplements thereto, we refer to as the “Merger Agreement”), among Seagate, Intevac and Purchaser, pursuant to which, after the consummation of the Offer and subject to the satisfaction or waiver of certain conditions and if an Offer Termination has not occurred, Purchaser will be merged with and into Intevac (which we refer to as the “Merger”) without a vote of the stockholders of Intevac in accordance with Section 251(h) of the General Corporation Law of the State of Delaware, with Intevac continuing as the surviving corporation and thereby becoming a wholly owned subsidiary of Seagate. At the effective time of the Merger, each Share issued and then outstanding (other than Shares held by Intevac, Seagate, Purchaser, or any of their respective wholly owned subsidiaries, or by stockholders of Intevac who have perfected their statutory rights of appraisal under the Delaware General Corporation Law) will be converted into the right to receive the Offer Consideration, without interest thereon and subject to reduction for any applicable withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase.
4.	The Offer and withdrawal rights will expire one minute after 11:59 p.m., Eastern Time, on March 28, 2025, unless the Offer is extended by Purchaser or earlier terminated.
5.	The Offer is not subject to any financing condition. The Offer is subject to the conditions described in Section 15 of the Offer to Purchase.
6.	The Board of Directors of Intevac has recommended that stockholders tender all of their shares to Purchaser pursuant to the offer.
7.
Tendering stockholders who are record owners of their Shares and who tender directly to Computershare (the “Depository”) will not be obligated to pay brokerage fees, commissions or similar expenses or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes with respect to the purchase of Shares by Purchaser pursuant to the Offer.

If you wish to have us tender any or all of your Shares, then please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, then all such Shares will be tendered unless otherwise specified on the Instruction Form.
Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the Expiration Date.
The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities, “blue sky” or other laws of such jurisdiction. In those jurisdictions where applicable laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdiction to be designated by Purchaser.

INSTRUCTION FORM
With Respect to the Offer to Purchase
All Outstanding Shares of Common Stock
of
INTEVAC, INC.
a Delaware corporation
at
$4.00 per share, payable in cash
Pursuant to the Offer to Purchase dated March 3, 2025
by
IRVINE ACQUISITION HOLDINGS, INC.
a wholly owned subsidiary of
SEAGATE TECHNOLOGY HOLDINGS PUBLIC LIMITED COMPANY
The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated March 3, 2025 (which we refer to as the “Offer to Purchase”), and the related Letter of Transmittal (which we refer to as the “Letter of Transmittal” and which, together with the Offer to Purchase, as each may be amended or supplemented from time to time, constitute, and we refer to as, the “Offer”), in connection with the offer by Irvine Acquisition Holdings, Inc., a Delaware corporation (which we refer to as “Purchaser”) and an indirect wholly owned subsidiary of Seagate Technology Holdings plc, an Irish public limited company, to purchase, subject to certain conditions, including the satisfaction of the Minimum Condition, as defined in the Offer to Purchase, any and all of the issued and outstanding shares of the common stock, par value $0.001 per share (which we refer to as the “Shares”), of Intevac, Inc., a Delaware corporation, at a price per Share of $4.00, payable in cash at closing, without interest and subject to reduction for any applicable withholding taxes, pursuant to the terms and subject to the conditions of the Offer.
The undersigned hereby instruct(s) you to tender to Purchaser the number of Shares indicated below or, if no number is indicated, all Shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer. The undersigned understands and acknowledges that all questions as to validity, form and eligibility of the surrender of any certificate representing Shares submitted on my behalf will be determined by Purchaser and such determination shall be final and binding.
ACCOUNT NUMBER:
NUMBER OF SHARES BEING TENDERED HEREBY:       SHARES*
The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery prior to the Expiration Date (as defined in the Offer to Purchase).

Dated:
Signature(s)

Please Print Name(s)

Address:
(Include Zip Code)

Area code and Telephone no.

Taxpayer Identification or Social Security No.

*	Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.